Exhibit 99.1

QuickLogic Reports Fiscal 2020 First Quarter Results

San Jose, Calif. – May 11, 2020 - QuickLogic Corporation (NASDAQ: QUIK) (“QuickLogic” or the “Company”), a developer of ultra-low power multi-core voice enabled SoCs, embedded FPGA IP, and Endpoint AI solutions, today announced its financial results for the first quarter of fiscal 2020, ended March 29, 2020.

Recent Highlights

•	New Web-Based AutoML Tool from SensiML Makes AI for IoT Easier than Ever
•	QuickLogic's eFPGA Technology Qualified on GLOBALFOUNDRIES 22FDX® Platform for IoT and Edge AI Applications
•	QuickLogic and Antmicro Partner to Bring Low Power Machine Learning to Endpoint IoT Devices
•	SensiML Delivers AI-Based Sensor Algorithms for IoT Endpoints Using NXP's i.MX RT Crossover MCUs
•	QuickLogic Names OptimusLogic Authorized Design Partner for Embedded System and Software Development

Fiscal 2020 First Quarter Financial Results

Total revenue for the first quarter of 2020 was $2.2 million, a decline of 25% compared with the fourth quarter of 2019, and 32% compared with the first quarter of 2019. New product revenue was $0.5 million in the first quarter of 2020, a decline of 32% compared with the fourth quarter of 2019, and 29% compared with the first quarter of 2019. This sequential decline was due to lower sales of display bridge, connectivity and mature products that were not fully offset by increased EOS S3 revenue. New product revenue accounted for 23% of the total revenue in the first quarter of 2020, compared with 25% in the fourth quarter of 2019, and 22% in the first quarter of 2019. Mature product revenue was $1.7 million in the first quarter of 2020, down 23% compared with the fourth quarter of 2019, and 33% compared with the first quarter of 2019.

First quarter 2020 GAAP gross margin was 51.7%, down from 64.9% in the fourth quarter of 2019, and 62.0% in the first quarter of 2019.

First quarter 2020 non-GAAP gross margin was 52.2%, down from 65.6% in the fourth quarter of 2019 and 62.8% in the first quarter of 2019. The lower gross margin in the first quarter 2020 was primarily due to product mix and some higher margin mature product revenue moving into Q2.

First quarter 2020 GAAP operating expenses were $4.2 million, down from $4.8 million in the fourth quarter of 2019, and $5.7 million in the first quarter of 2019. The first quarter 2020 GAAP operating expenses include restructuring expenses of $0.5 million related to the restructuring plan implemented in the first quarter of 2020.

First quarter 2020 non-GAAP operating expenses were $4.1 million, down from $4.2 million in the fourth quarter of 2019, and from $4.8 million compared with the first quarter of 2019.

First quarter 2020 GAAP net loss was $3.2 million, or $0.38 per share, compared with a net loss of $3.1 million, or $0.37 per share, in the fourth quarter of 2019, and a net loss of $3.5 million, or $0.50 per share, in the first quarter of 2019.

First quarter 2020 non-GAAP net loss was $3.1 million, or $0.37 per share, compared with a net loss of $2.4 million, or $0.29 per share, in the fourth quarter of 2019, and a net loss of $2.5 million, or $0.37 per share, in the first quarter of 2019.

Please see the language included in the section below titled Non-GAAP Financial Measures for an explanation of the Company’s non-GAAP financial measures.

Conference Call

QuickLogic will hold a conference call at 2:00 p.m. Pacific Daylight Time / 5:00 p.m. Eastern Daylight Time today, May 11, 2020, to discuss its current financial results. The conference call will be webcast at QuickLogic’s IR Site Events Page. To join the live conference, you may dial (877) 407-0792 and international participants should dial (201) 689-8263 by 1:50 p.m. Pacific Daylight Time. No Passcode is needed to join the conference call. A recording of the call will be available starting approximately one hour after completion. To access the recording, please call (412) 317-6671 and reference the passcode 13702119. The call recording, which can be accessed by phone, will be archived until Monday, May 18, 2020, and the webcast will be available for 12 months on the Company's website.

About QuickLogic

QuickLogic is a fabless semiconductor company that develops low power, multi-core semiconductor platforms and Intellectual Property (IP) for Artificial Intelligence (AI), voice and sensor processing. The solutions include an embedded FPGA IP (eFPGA) for hardware acceleration and pre-processing, and heterogeneous multi-core SoCs that integrate eFPGA with other processors and peripherals. The Analytics Toolkit from the Company’s wholly-owned subsidiary, SensiML Corporation, completes the end-to-end solution with accurate sensor algorithms using AI technology. The full range of platforms, software tools and eFPGA IP enables the practical and efficient adoption of AI, voice and sensor processing across the multitude of mobile, wearable, hearable, consumer, industrial, edge and endpoint IoT applications. For more information, visit www.quicklogic.com and https://www.quicklogic.com/blog/.

QuickLogic uses its website (www.quicklogic.com), the company blog

(https://www.quicklogic.com/blog/), corporate Twitter account (@QuickLogic_Corp), Facebook page

(https://www.facebook.com/QuickLogic), and LinkedIn page

(https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the Company’s website and its social media accounts in addition to following the Company’s press releases, SEC filings, public conference calls, and webcasts.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable U.S. GAAP financial measures.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; our ability to capitalize on synergies with our newly acquired subsidiary SensiML Corporation; changes in product demand or supply; capacity constraints; general economic conditions; political events, international trade disputes, war, terrorism, natural disasters, public health issues, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; and changes in tax rates and exposure to additional tax liabilities. These and other potential factors and uncertainties that could cause actual results to differ from the results predicted are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is May 11, 2020, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

ArcticLink, QuickLogic and the QuickLogic logo are registered trademarks and EOS and ArcticPro are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Company Contact

Sue Cheung

Chief Financial Officer

(408) 990-4076

Scheung@quicklogic.com

IR Contact

Jim Fanucchi
Darrow Associates, Inc.
(408) 404-5400
ir@quicklogic.com

CODE: QUIK-E

-Tables Follow –

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 29, 2020	March 31, 2019	December 29, 2019
Revenue	$2,158	$3,194	$2,871
Cost of revenue	1,043	1,215	1,008
Gross profit	1,115	1,979	1,863
Operating expenses:
Research and development	1,819	3,242	2,754
Selling, general and administrative	1,879	2,446	2,037
Restructuring expenses	479	-	-
Total operating expense	4,177	5,688	4,791
Loss from operations	(3,062)	(3,709)	(2,928)
Interest expense	(80)	(83)	(80)
Interest and other income, net	(5)	48	36
Loss before income taxes	(3,147)	(3,744)	(2,972)
(Benefit from) Provision for income taxes	18	(268)	91
Net loss	$(3,165)	$(3,476)	$(3,063)
Net loss per share:
Basic and Diluted (1)	$(0.38)	$(0.50)	$(0.37)
Weighted average shares:
Basic and Diluted (1)	8,362	6,916	8,328

(1) Net loss per share, basic and diluted share numbers are adjusted to reflect 1-for-14 reverse stock split effected on December 23, 2019.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	March 29, 2020	December 29, 2019 (1)
ASSETS
Current assets:
Cash and cash equivalents	$18,898	$21,448
Restricted cash	100	100
Accounts receivable, net	1,376	1,991
Inventories	3,085	3,260
Other current assets	1,285	1,565
Total current assets	24,744	28,364
Property and equipment, net	713	830
Internal-use software	561	333
Right of use assets	2,444	2,370
Intangible assets, net	971	1,008
Goodwill	185	185
Other assets	293	314
TOTAL ASSETS	$29,911	$33,404
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$15,000	$15,000
Trade payables	944	1,003
Accrued liabilities	1,223	1,133
Deferred revenue	95	158
Current portion of capital lease obligations	775	704
Total current liabilities	18,037	17,998
Long-term liabilities:
Capital lease obligations, less current portion	1,639	1,583
Total liabilities	19,676	19,581
Stockholders’ equity:
Common stock, par value (2)	8	8
Additional paid-in capital (2)	296,650	297,073
Accumulated deficit	(286,423)	(283,258)
Total stockholders’ equity	10,235	13,823
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,911	$33,404

________________________

(1)	Derived from the December 29, 2019 audited balance sheet included in the 2019 Annual Report on Form 10-K of QuickLogic Corporation.
(2)	Common stock, par value and additional paid-in capital amounts are adjusted to reflect 1-for-14 reverse stock split effected on December 23, 2019.

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended
	March 29, 2020	March 31, 2019	December 29, 2019
US GAAP loss from operations	$(3,062)	$(3,709)	$(2,928)
Adjustment for stock-based compensation within:
Cost of revenue	12	26	19
Research and development	(464)	655	534
Selling, general and administrative	54	270	101
Restructuring expenses	479	—	—
Adjustment for the write-off of equipment:
Selling, general and administrative	—	—	2
Non-GAAP loss from operations	$(2,981)	$(2,758)	$(2,272)
US GAAP net loss	$(3,165)	$(3,476)	$(3,063)
Adjustment for stock-based compensation within:
Cost of revenue	12	26	19
Research and development	(464)	655	534
Selling, general and administrative	54	270	101
Restructuring expenses	479	—	—
Adjustment for the write-off of equipment:
Selling, general and administrative	—	—	2
Non-GAAP net loss	$(3,084)	$(2,525)	$(2,407)
US GAAP net loss per share (1)	$(0.38)	$(0.50)	$(0.37)
Adjustment for stock-based compensation	(0.05)	0.13	0.08
Restructuring expenses	0.06	—	—
Non-GAAP net loss per share	$(0.37)	$(0.37)	$(0.29)
US GAAP gross margin percentage	51.7%	62.0%	64.9%
Adjustment for stock-based compensation	0.5%	0.8%	0.7%
Non-GAAP gross margin percentage	52.2%	62.8%	65.6%

(1) Net loss per share is adjusted to reflect 1-for-14 reverse stock split effected on December 23, 2019.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q1 2020	Q1 2019	Q4 2019	Q1 2019 to Q1 2020	Q4 2019 to Q1 2020
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	23%	22%	25%	(29)%	(32)%
Mature products	77%	78%	75%	(33)%	(23)%
Revenue by geography:
Asia Pacific	19%	45%	19%	(72)%	(27)%
North America	44%	36%	37%	(18)%	(10)%
Europe	37%	19%	43%	33%	(37)%

_____________________

(1)

New products include all products manufactured on 180 nanometer or smaller semiconductor processes, eFPGA IP license, QuickAI and SensiML AI software as a service (SaaS) revenues. Mature products include all products produced on semiconductor processes larger than 180 nanometer.